AMENDED AND RESTATED

                                   BYLAWS

                                     OF

                          STERLING COMMERCE, INC.

                     AS IN EFFECT ON NOVEMBER 9, 1999






                             TABLE OF CONTENTS

                                                                       Page
                                                                       ----
ARTICLE I - OFFICES
       Section 1.    Registered Office                                  1
       Section 2.    Other Offices                                      1

ARTICLE II - STOCKHOLDERS
       Section 1.    Meetings                                           1
       Section 2.    Annual Meeting; Advance Notice for
                       New Business                                     1
       Section 3.    List of Stockholders                               2
       Section 4.    Special Meetings                                   3
       Section 5.    Notice                                             3
       Section 6.    Quorum                                             3
       Section 7.    Voting                                             3
       Section 8.    Proxies                                            4

ARTICLE III - BOARD OF DIRECTORS
       Section 1.    Board of Directors                                 5
       Section 2.    Number of Directors; Advance Notice
                       for Nominations of Directors                     5
       Section 3.    Newly Created Directorships and Vacancies          6
       Section 4.    Removal                                            7
       Section 5.    Chairman of the Board                              7
       Section 6.    Vice Chairman of the Board                         7

ARTICLE IV - MEETINGS OF THE BOARD
       Section 1.    Meetings                                           7
       Section 2.    Annual Meeting                                     7
       Section 3.    Regular Meetings                                   7
       Section 4.    Special Meetings                                   8
       Section 5.    Quorum                                             8
       Section 6.    Executive Committee                                8
       Section 7.    Other Committees                                   8
       Section 8.    Action by Consent                                  9
       Section 9.    Compensation of Directors                          9

ARTICLE V - NOTICE OF MEETINGS
       Section 1.    Form of Notice                                     9
       Section 2.    Waiver                                             9
       Section 3.    Telephone Meetings                                 9

ARTICLE VI - OFFICERS
       Section 1.    In General                                        10
       Section 2.    Election                                          10
       Section 3.    Salaries                                          10
       Section 4.    Term of Office and Removal                        10
       Section 5.    Chief Executive Officer                           10
       Section 6.    President                                         11
       Section 7.    Chief Operating Officer                           11
       Section 8.    Vice Presidents                                   11
       Section 9.    Secretary                                         12
       Section 10.   Assistant Secretaries                             12
       Section 11.   Treasurer                                         12
       Section 12.   Assistant Treasurers                              12
       Section 13.   Controller                                        12
       Section 14.   Bonding                                           13

ARTICLE VII - CERTIFICATES OF SHARES
       Section 1.    Form of Certificates                              13
       Section 2.    Lost Certificates                                 13
       Section 3.    Transfer of Shares                                13
       Section 4.    Registered Stockholders                           14

ARTICLE VIII - GENERAL PROVISIONS
       Section 1.    Dividends                                         14
       Section 2.    Fiscal Year                                       14
       Section 3.    Seal                                              14

ARTICLE IX - INDEMNITY
       Section 1.    Damages and Expenses                              14
       Section 2.    Insurance, Contracts and Funding                  15

ARTICLE X - AMENDMENTS
       Section 1.    By Stockholders                                   16
       Section 2.    By the Board of Directors                         16





                                 ARTICLE I

                                  OFFICES

       Section 1. Registered Office. The initial registered office of the corporation shall be at such place as is designated in the Certificate of Incorporation (herein, as amended from time to time, so called), or thereafter the registered office may be at such other place as the Board of Directors may from time to time designate by resolution.

       Section 2. Other Offices. The corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the corporation may require.


                                 ARTICLE II

                                STOCKHOLDERS

       Section 1. Meetings. All meetings of the stockholders for the election of directors shall be held at the principal office of the corporation, or at such other place within or without the State of Delaware, as may be fixed from time to time by the Board of Directors. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

       Section 2. Annual Meeting; Advance Notice for New Business. An annual meeting of the stockholders shall be held on such date in each fiscal year of the corporation as the Board of Directors shall select, at which meeting the stockholders shall elect members of the Board of Directors and transact such other business as may properly be brought before the meeting. No business may be transacted at an annual meeting of stockholders other than business that is (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof), (b) otherwise properly brought before the annual meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof), or
(c) otherwise properly brought before the annual meeting by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this
Section 2.

       In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

       To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than eighty days and no earlier than 110 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is on a date that is not within thirty days of such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or publicly disclosed, whichever first occurs.

       To be in proper written form, a stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of such stockholder, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iv) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, and (v) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting. In addition, notwithstanding anything in this Section 2,
Article II to the contrary, a stockholder intending to nominate one or more persons for election as a director at an annual meeting must comply with
Section 2, Article III of these Bylaws (herein, as amended from time to time, so called) for such nomination or nominations to be properly brought before such meeting.

       No business shall be conducted at the annual meeting of stockholders except business brought before the annual meeting in accordance with the procedures set forth in this Section 2, provided, however, that, once business has been properly brought before the annual meeting in accordance with such procedures, nothing in this Section 2 shall be deemed to preclude discussion by any stockholder of any such business. If the presiding officer of an annual meeting determines that business was not properly brought before the annual meeting in accordance with the foregoing procedures, such presiding officer shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

       Section 3. List of Stockholders. At least ten days before each meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, with the address of and the number of voting shares registered in the name of each, shall be prepared by the officer or agent having charge of the stock transfer books. Such list shall be kept on file either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified at the place where the meeting is to be held for a period of ten days prior to such meeting and shall be subject to inspection by any stockholder at any time during usual business hours. Such list shall be produced and kept open at the time and place of the meeting during the whole time thereof, and shall be subject to the inspection of any stockholder who may be present. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, such record date to be not less than ten nor more than sixty days prior to such meeting, or the Board of Directors may close the stock transfer books for such purpose for a period of not less than ten nor more than sixty days prior to such meeting. In the absence of any action by the Board of Directors, the close of business on the date next preceding the day on which the notice is given shall be the record date.

       Section 4. Special Meetings. Special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by the General Corporation Law of the State of Delaware (as from time to time in effect, herein called "the Act"), or by the Certificate of Incorporation, may be called only (i) by the Chairman of the Board, (ii) the Chief Executive Officer, (iii) the President, or (iv) by the Secretary, within 10 calendar days after receipt of a written request of a majority of the total number of directors then in office. Business transacted at any special meeting shall be confined to the purposes stated in the notice of the meeting and no stockholder shall have the right to bring any additional business (whether similar or dissimilar in nature) before, or to propose or nominate any person for appointment or election to any position or office at, any special meeting unless all stockholders entitled to vote are present and affirmatively consent thereto.

       Section 5. Notice. Written or printed notice stating the place, day and hour of any meeting of the stockholders and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten nor more than sixty days before the date of the meeting, either personally or by mail, by or at the direction of the Chairman of the Board, the President or the Secretary, to each stockholder of record entitled to vote at the meeting.

       Section 6. Quorum. At all meetings of the stockholders, the presence in person or by proxy of the holders of a majority of the shares issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business except as otherwise provided by the Act, by the Certificate of Incorporation or by these Bylaws. If such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

       Section 7. Voting. When a quorum is present at any meeting, the vote of the holders of a majority of the shares having voting power present in person or represented by proxy at such meeting shall decide any questions brought before such meeting, unless the question is one upon which, by express provision of the Act or of the Certificate of Incorporation or of these Bylaws, a different vote is required, in which case such express provision shall govern and control the decision of such question. Election of directors at an annual or special meeting shall be by plurality. The stockholders present in person or by proxy at a duly convened meeting at which a quorum initially is present may continue to transact business until the adjournment of such meeting, notwithstanding any withdrawal of stockholders that results in a quorum ceasing to be present.

       Section 8. Proxies. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except to the extent that the voting rights of the shares of any class or classes are limited or denied by the Certificate of Incorporation. Any stockholder entitled to vote may do so in person or by his or her proxy appointed by an instrument in writing subscribed by such stockholder or by his or her attorney thereunto authorized, delivered to the Secretary of the meeting; provided, however, that no proxy shall be voted or acted upon after three years from its date, unless said proxy provides for a longer period. Without limiting the manner in which a stockholder may authorize another person or persons to act for him or her as proxy, either of the following shall constitute a valid means by which a stockholder may grant such authority:

              (i) A stockholder may execute a writing authorizing another person or persons to act for him or her as proxy. Execution may be accomplished by the stockholder or his or her authorized officer, director, employee or agent signing such writing or causing his or her signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile signature.

              (ii)A stockholder may authorize another person or persons to act for him or her as proxy by transmitting or authorizing the transmission of a telegram or other means of electronic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram or other electronic transmission was authorized by the stockholder.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used.

       A duly executed proxy shall be irrevocable if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the corporation generally.


                                ARTICLE III

                             BOARD OF DIRECTORS

       Section 1. Board of Directors. The business and affairs of the corporation shall be managed by, or under the direction of, its Board of Directors, which may exercise all such powers of the corporation and do all such lawful acts and things as are not by the Act or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

       Section 2. Number of Directors; Advance Notice for Nominations of Directors. Except as otherwise provided in the Certificate of Incorporation relating to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, the number of directors (none of whom need be stockholders or residents of the State of Delaware) shall be fixed by resolution of the Board of Directors from time to time. The directors, other than those who may be elected by the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, as determined by the Board of Directors, one class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1997, another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1998, and another class to hold office initially for a term expiring at the annual meeting of stockholders to be held in 1999, with members of each class to hold office until their successors are elected and qualified. At each annual meeting of the stockholders of the corporation, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election.

       Only persons who are nominated in accordance with the following procedures shall be eligible for election as directors of the corporation, except as may be otherwise provided in the Certificate of Incorporation with respect to the right of holders of preferred stock of the corporation to nominate and elect a specified number of directors in certain circumstances. Nominations of persons for election to the Board of Directors may be made at any annual meeting of stockholders (a) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (b) by any stockholder of the corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2 and on the record date for the determination of stockholders entitled to vote at such annual meeting and (ii) who complies with the notice procedures set forth in this Section 2.

       In addition to any other applicable requirements, for a nomination to be made by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the corporation.

       To be timely, a stockholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the corporation not less than eighty days and no earlier than 110 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is on a date that is not within thirty days of such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the tenth day following the date on which such notice of the date of the annual meeting was mailed or publicly disclosed, whichever first occurs.

       To be in proper written form, a stockholder's notice to the Secretary must set forth (a) as to each person whom the stockholder proposes to nominate for election as a director (i) the name, age, business address and residence address of the person, (ii) the principal occupation or employment of the person, (iii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by the person, and (iv) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated thereunder and (b) as to the stockholder giving the notice (i) the name and record address of such stockholder, (ii) the class or series and number of shares of capital stock of the corporation that are owned beneficially or of record by such stockholder, (iii) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nominations) are to be made by such stockholder, (iv) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to nominate the persons named in its notice, and (v) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to be named as a nominee and to serve as a director if elected.

       No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section 2. If the presiding officer of the annual meeting determines that a nomination was not made in accordance with the foregoing procedures, such presiding officer shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

       Section 3. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation to elect additional directors under specified circumstances, newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, by a sole remaining director, or, if there is no remaining director, by the stockholders. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor has been elected and qualified. No decrease in the number of directors constituting the Board of Directors may shorten the term of any incumbent director.

       Section 4. Removal. Subject to the rights, if any, of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation in respect of the election of additional directors under specified circumstances, any director may be removed from office by the stockholders only for cause and only in the manner provided in the Certificate of Incorporation.

       Section 5. Chairman of the Board. The Board of Directors may elect from its members a Chairman of the Board. The Chairman of the Board, if any, shall preside at all meetings of the Board of Directors at which he or she may be present and at all meetings of the stockholders and shall perform such other duties as may be assigned to him or her by the Board of Directors.

       Section 6. Vice Chairman of the Board. The Board of Directors may elect from its members a Vice Chairman of the Board. The Vice Chairman of the Board, if any, shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe or as the Chairman of the Board may from time to time delegate to him or her. In the absence or disability of the Chairman of the Board, if any, the Vice Chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board.


                                 ARTICLE IV

                           MEETINGS OF THE BOARD

       Section 1. Meetings. The directors of the corporation may hold their meetings, both regular and special, at such times and places as are fixed from time to time by resolution of the Board of Directors.

       Section 2. Annual Meeting. A meeting of the Board of Directors shall be held without further notice immediately following the annual meeting of stockholders, and at the same place, unless by unanimous consent of the directors then elected and serving such time or place shall be changed.

       Section 3. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such time and place as shall from time to time be determined by resolution of the Board.

       Section 4. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the Chief Executive Officer, the President or by a majority of the total number of directors then in office. The purpose of any special meeting shall be specified in the notice or any waiver of notice. Each notice of a meeting of the Board of Directors may be delivered personally or by telephone to a director not later than the day before the day on which the meeting is to be held; sent to a director at his or her residence or usual place of business, or at any other place of which he or she shall have notified the corporation, by telegram, telex, cable, wireless, facsimile or similar means at least 24 hours before the time at which the meeting is to be held; or posted to him or her at such place by prepaid first class or air mail, as appropriate, at least three days before the day on which the meeting is to be held. Notice of a meeting of the Board of Directors need not be given to any director who submits a signed waiver of notice, whether before or after the meeting, or who attends the meeting without protesting, prior to or at its commencement, the lack of notice to him or her.

       Section 5. Quorum. At all meetings of the Board of Directors the presence of a majority of the total number of directors then in office shall be necessary and sufficient to constitute a quorum for the transaction of business, and the affirmative vote of at least a majority of the directors present at any meeting at which there is a quorum shall be the act of the Board of Directors except as may be otherwise specifically provided by the Act or by the Certificate of Incorporation or by these Bylaws. If a quorum shall not be present at any meeting of directors, the directors present thereat may adjourn the meeting from time to time without notice other than announcement at the meeting, until a quorum shall be present.

       Section 6. Executive Committee. The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate an Executive Committee, to consist of two or more directors of the corporation, one of whom shall be designated as chairman, who shall preside at all meetings of such Committee. The Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; provided, however, that the Executive Committee shall not have power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Act to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any provision of these Bylaws. The Executive Committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required. Any member of the Executive Committee may be removed, with or without cause, by the affirmative vote of a majority of the total number of directors then in office. If any vacancy or vacancies occur in the Executive Committee caused by death, resignation, retirement, disqualification, removal or other cause, the vacancy shall be filled by the affirmative vote of a majority of the total number of directors then in office.

       Section 7. Other Committees. The Board of Directors may, by resolution passed by a majority of the total number of directors then in office, designate other committees, each committee to consist of two or more directors of the corporation, which committees shall have such power and authority and shall perform such functions as may be provided in such resolution. Such committee or committees shall have such name or names as may be designated by the Board of Directors and shall keep regular minutes of their proceedings and report the same to the Board of Directors when required.

       Section 8. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, the Executive Committee or any other committee of the Board of Directors may be taken without such a meeting if all the members of the Board of Directors or the Executive Committee or such other committee, as the case may be, consent thereto in writing (it being understood that the use of a telegram, electronic mail or other means of electronic transmission shall satisfy the requirements of this section) and the writing or writings are filed with the minutes of proceedings of the Board of Directors, the Executive Committee or such other committee.

       Section 9. Compensation of Directors. Directors, as such, shall not receive any stated salary for their services, but may receive such compensation and reimbursements as may be determined from time to time by resolution of the Board of Directors; provided that nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefor.


                                 ARTICLE V

                             NOTICE OF MEETINGS

       Section 1. Form of Notice. Whenever notice is required to be given to any director or stockholder under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, and no provision is made as to how such notice shall be given, it shall not be construed to mean personal notice, but any such notice may be given in writing, by mail, postage prepaid, addressed to such director or stockholder at such address as appears on the books of the corporation. Any notice required or permitted to be given by mail shall be deemed to be given at the time when the same is deposited in the United States mail.

       Section 2. Waiver. Whenever any written notice is required to be given to any director or stockholder under the provisions of the Act or of the Certificate of Incorporation or of these Bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated in such notice, shall be deemed equivalent to the giving of such notice.

       Section 3. Telephone Meetings. Stockholders, members of the Board of Directors or members of any committee designated by the Board of Directors may participate in and hold meetings of such stockholders, Board of Directors or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other.


                                 ARTICLE VI

                                  OFFICERS

       Section 1. In General. The officers of the corporation shall be elected by the Board of Directors and shall consist of a Chief Executive Officer, a President, a Vice President, a Secretary and a Treasurer. The Board of Directors may also elect a Chief Operating Officer, additional Vice Presidents, Assistant Vice Presidents, a Controller, and one or more Assistant Secretaries and Assistant Treasurers and such other officers as the Board of Directors may from time to time determine. Any two or more offices may be held by the same person.

       Section 2. Election. The Board of Directors shall elect a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board of Directors.

       Section 3. Salaries. The salaries of all officers and agents of the corporation shall be fixed by the Board of Directors or by the Executive Committee or another committee, if so authorized by the Board of Directors; provided that the Board of Directors may delegate to an officer of the Company the power to fix the compensation of other officers and agents.

       Section 4. Term of Office and Removal. Each officer of the corporation shall hold office until his or her death, or his or her resignation or removal from office, or the election or appointment and qualification of his or her successor, whichever shall first occur. Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors, whenever in its judgment the best interests of the corporation will be served thereby. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors.

       Section 5. Chief Executive Officer. The Chief Executive Officer of the corporation shall have, subject only to the Board of Directors and the Executive Committee, general and active management and supervision of the business and affairs of the corporation and shall see that all orders and resolutions of the Board of Directors and the Executive Committee are carried into effect. He or she shall have all powers and duties of supervision and management usually vested in the general manager of a corporation, including the supervision and direction of all other officers of the corporation and the power to appoint and discharge agents and employees. Without limiting the generality or effect of the foregoing, the Chief Executive Officer shall have full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, all duly authorized contracts, agreements, promissory notes, deeds, assignments, conveyances, applications, consents, proxies, powers of attorney and other documents and instruments to which the corporation may be a party, and (b) to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation.

       Section 6. President. The President shall be the chief administrative officer of the corporation. In the absence of the Chairman of the Board and the Vice Chairman of the Board, if any, he or she shall preside at all meetings of the Board of Directors. The President shall perform such other duties as from time to time may be assigned to him by the Board of Directors or by the Chief Executive Officer of the corporation. Without limiting the generality or effect of the foregoing, the President shall have full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, all duly authorized contracts, agreements, promissory notes, deeds, assignments, conveyances, applications, consents, proxies, powers of attorney and other documents and instruments to which the corporation may be a party, and (b) to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation.

       Section 7. Chief Operating Officer. The Chief Operating Officer of the corporation shall have such powers and perform such duties as the Board of Directors may from time to time prescribe, or as the Chief Executive Officer or President may from time to time delegate to him or her. The Chief Operating Officer, at the request of the Chief Executive Officer or the President, in the President's absence or during his inability to act, shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. Without limiting the generality or effect of the foregoing, the Chief Operating Officer shall have full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, all duly authorized contracts, agreements, promissory notes, deeds, assignments, conveyances, applications, consents, proxies, powers of attorney and other documents and instruments to which the corporation may be a party, and (b) to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation.

       Section 8. Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors or the Executive Committee may from time to time prescribe, or as the Chief Executive Officer or President may from time to time delegate to him. In the absence or disability of the President, a Vice President designated by the Board of Directors shall perform the duties and exercise the powers of the President. Without limiting the generality or effect of the foregoing, each Vice President, if any, designated as an "Executive Vice President" shall have full power and authority, except as otherwise required by law or directed by the Board of Directors, (a) to execute, on behalf of the corporation, all duly authorized contracts, agreements, promissory notes, deeds, assignments, conveyances, applications, consents, proxies, powers of attorney and other documents and instruments to which the corporation may be a party, and (b) to vote and otherwise act on behalf of the corporation, in person or by proxy, at any meeting of stockholders (or with respect to any action of such stockholders) of any other corporation in which the corporation may hold securities and otherwise to exercise any and all rights and powers which the corporation may possess by reason of its ownership of securities of any such other corporation.

       Section 9. Secretary. The Secretary shall attend all meetings of the stockholders and record all votes and the minutes of all proceedings in a book to be kept for that purpose. The Secretary shall perform like duties for the Board of Directors and the Executive Committee when required. He or she shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he or she shall be. He or she shall keep in safe custody the seal of the corporation.

       Section 10. Assistant Secretaries. Each Assistant Secretary shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Secretary, any Assistant Secretary may perform the duties and exercise the powers of the Secretary.

       Section 11. Treasurer. The Treasurer shall have the custody of all corporate funds and securities, shall keep full and accurate accounts of receipts and disbursements of the corporation, and shall deposit all monies and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the Board of Directors. He or she shall disburse the funds of the corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, shall render to the Chief Executive Officer and directors, at the regular meetings of the Board of Directors, or whenever they may require it, an account of all his transactions as Treasurer and of the financial condition of the corporation, and shall perform such other duties as the Board of Directors may prescribe.

       Section 12. Assistant Treasurers. Each Assistant Treasurer shall have such powers and perform such duties as the Board of Directors may from time to time prescribe. Unless otherwise provided by the Board of Directors, in the absence or disability of the Treasurer, any Assistant Treasurer may perform and exercise the powers of the Treasurer.

       Section 13. Controller. The Controller shall share with the Treasurer responsibility for the financial and accounting books and records of the corporation, shall report to the Treasurer, and shall perform such other duties as the Board of Directors or the Executive Committee or the Chief Executive Officer may from time to time prescribe.

       Section 14. Bonding. If required by the Board of Directors, all or certain of the officers shall give the corporation a bond, in such form, in such sum, and with such surety or sureties as shall be satisfactory to the Board of Directors, for the faithful performance of the duties of their office and for the restoration to the corporation, in case of their death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in their possession or under their control belonging to the corporation.


                                ARTICLE VII

                           CERTIFICATES OF SHARES

       Section 1. Form of Certificates. Certificates representing shares of stock of the corporation will be in such form as may be determined by the Board of Directors, subject to applicable legal requirements. Such certificates shall be consecutively numbered and shall be entered in the stock book of the corporation as they are issued. Each certificate shall state on the face thereof the holder's name, the number, class of shares, and the par value of such shares or a statement that such shares are without par value. Each certificate shall be signed by the President or a Vice President and the Secretary or an Assistant Secretary, and may be sealed with the seal of the corporation or a facsimile thereof. All signatures upon such certificates may be facsimiles. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on such certificates, shall cease to be such officer or officers of the corporation, whether because of death, resignation or otherwise, before such certificates have been delivered by the corporation or its agents, such certificates may nevertheless be issued and delivered as though the person or persons who signed such certificates or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the corporation.

       Section 2. Lost Certificates. The Secretary or any Assistant Secretary may direct that a new certificate be issued in place of any certificate theretofore issued by the corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact, satisfactory to the Secretary or such Assistant Secretary, by the person claiming the certificate to have been lost, stolen or destroyed, and the Secretary or such Assistant Secretary may require the owner of such lost, stolen or destroyed certificate, or his or her legal representative, to give the corporation a bond, in such form, in such sum, and with such surety or sureties as the Secretary or such Assistant Secretary may approve as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

       Section 3. Transfer of Shares. Shares of stock shall be transferable only on the books of the corporation by the holder thereof in person or by his or her duly authorized attorney, lawfully constituted in writing.

       Section 4. Registered Stockholders. The corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by law.


                                ARTICLE VIII

                             GENERAL PROVISIONS

       Section 1. Dividends. Dividends upon the outstanding shares of stock of the corporation, subject to the applicable provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting. Dividends may be declared and paid in cash, in property, or in shares of the corporation, subject to the provisions of the Act and the Certificate of Incorporation. The Board of Directors may fix in advance a record date for the purpose of determining stockholders entitled to receive payment of any dividend, such record date to be not more than sixty days prior to the payment date of such dividend, or the Board of Directors may close the stock transfer books for such purpose for a period of not more than sixty days prior to the payment date of such dividend. In the absence of any action by the Board of Directors, the date upon which the Board of Directors adopts the resolution declaring such dividend shall be the record date.

       Section 2. Fiscal Year. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

       Section 3. Seal. The corporation shall have a seal, and said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. Any officer of the corporation shall have authority to affix the seal to any document requiring it.


                                 ARTICLE IX

                                 INDEMNITY

       Section 1. Damages and Expenses. Without limiting the generality or effect of Article IX of the Certificate of Incorporation, the corporation shall to the fullest extent permitted by applicable law as then in effect indemnify any director or officer of the corporation (each, an "Indemnitee") who is or was or is threatened to be made to become involved in any manner (including without limitation as a party or a witness) in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether of a civil, criminal, administrative or investigative nature (including without limitation any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (each, a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the Board of Directors or an officer of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (whether or not for profit), or by reason of anything actually or allegedly done or not done by such person in any such capacity, against any and all expenses (including attorneys' fees) actually and reasonably incurred by, and any and all judgments, fines and penalties entered or assessed against, and any and all amounts reasonably paid or payable in settlement by, such person in connection with such Proceeding. Such indemnification shall be a contract right and shall include the right to receive payment in advance of any expenses incurred by an Indemnitee in connection with such Proceeding upon receipt of an undertaking (which may be accepted by the corporation without any security for the performance thereof and without regard to the financial capacity of such person to perform it obligations thereunder) by or on behalf of such person to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation as authorized by this Article IX or otherwise.

       The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall not be exclusive of any other rights to which any person seeking indemnification may otherwise be entitled.

       The rights to indemnification and advancement of expenses provided by, or granted pursuant to, this Article IX shall continue as to a person who has ceased to be a director, officer, employee or agent of the corporation or any other enterprise and shall inure to the benefit of the heirs, executors, administrators and estate of such person.

       In addition to the mandatory indemnification of directors and officers of the corporation provided by this Article IX, the corporation may, if and to the extent authorized by the Board and permitted by the Act, indemnify any person or entity against any liability whatsoever.

       Section 2. Insurance, Contracts and Funding. The corporation may purchase and maintain insurance to protect itself or any Indemnitee or other person against any expenses, judgments, fines and amounts paid in settlement or incurred by any Indemnitee or other person in connection with any Proceeding referred to in Article IX or otherwise, to the fullest extent permitted by applicable law as then in effect. The corporation may enter into contracts with any person entitled to indemnification under
Article IX or otherwise, and may create a trust fund, grant a security interest, or use other means (including without limitation procuring one or more letters of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article IX.


                                 ARTICLE X

                                 AMENDMENTS

       Section 1. By Stockholders. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws may be amended or repealed by the affirmative vote of the holders of at least a majority of the voting power of all shares of the corporation entitled to vote thereon, at any regular or special meeting of the stockholders, duly convened after notice to the stockholders of that purpose. Notwithstanding the foregoing, Sections 1, 2 and 4 of Article II of these Bylaws, Sections 2, 3 and 4 of Article III of these Bylaws and Article X of these Bylaws may not be amended or repealed by the stockholders and no provision inconsistent therewith may be adopted by the stockholders without the affirmative vote of the holders of at least 75% of the voting power of all shares of stock of the corporation entitled to vote generally in the election of directors, voting together as a single class

       Section 2. By the Board of Directors. Except as otherwise provided by law or by the Certificate of Incorporation or these Bylaws, these Bylaws may also be amended or repealed by the Board of Directors by the vote of a majority of directors.


Adopted:  November 9, 1999



/s/ Albert K. Hoover
Albert K. Hoover
Secretary